As filed with the Securities and Exchange Commission on June 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

Celldex Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3191702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Celldex Therapeutics, Inc.

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(Address of Principal Executive Offices) (Zip Code)

Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Sam Martin

Chief Financial Officer

Celldex Therapeutics, Inc.

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(Name and address of agent for service)

(908) 200-7500 (Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Anthony Pergola Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(2)
Common Stock, $0.001 par value per share	7,639,148(3)	$29.87	$228,181,351	$24,895

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s common stock.

(2)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s common stock as reported on the Nasdaq Capital Market on June 9, 2021.

(3)	Represents shares of the Registrant’s common stock reserved for issuance under the Plan, including 921,836 shares of common stock representing unused shares of common stock that were previously reserved for issuance under the Celldex Therapeutics, Inc. 2008 Stock Option and Incentive Plan (the “2008 Incentive Plan”) and 3,017,312 shares of common stock representing the estimated number of shares that may be rolled into the Plan from outstanding awards under the 2008 Incentive Plan that are canceled or forfeited.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Celldex Therapeutics, Inc. (the “Registrant”) for the purpose of registering shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) under the Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”), which was approved by the Board of Directors of the Registrant on April 19, 2021. The Registrant is seeking stockholder approval of the Plan at the Registrant’s Annual Meeting of Stockholders to be held on June 17, 2021.

PART I

Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement on Form S-8 (the “Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 29, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 6, 2021;

(c)	the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2021;

(d)	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2021 (solely with respect to those portions incorporated by reference into the Annual Report); and

(e)	the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on November 8, 2004, as amended by Form 8-A/A, filed with the Commission on October 22, 2007 and March 7, 2008.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. In accordance with the Delaware General Corporation Law (the “DGCL”), Article Six of the Registrant’s Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated By-laws of the Registrant (the “By-laws”) provide for indemnification to the directors, officers, employees and agents of the Registrant consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of the Registrant pursuant to the foregoing provision or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

The Registrant currently carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of the Registrant’s directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the By-laws and the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

No.	Description	Location
4.1	Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed on July 16, 1998.
4.2	Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed on July 16, 1998.
4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed on July 16, 1998.
4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on May 10, 2002.
4.5	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on March 11, 2008.
4.6	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on March 11, 2008.
4.7	Sixth Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.7 of the Registrant’s Quarterly Report on Form 10-Q, filed on November 10, 2008.
4.8	Amended and Restated By-Laws, dated April 7, 2014	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on April 8, 2014.
4.9	Seventh Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on February 8, 2019.
4.10	Specimen of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed on February 8, 2019.
4.11	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-A, filed on November 8, 2004.
4.12	Description of Securities	Incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K, filed on March 26, 2020.
5.1	Opinion of Lowenstein Sandler	Filed herewith.
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Lowenstein Sandler LLP	Included in Exhibit 5.1.
24.1	Power of Attorney	Included on signature pages hereto.
99.1	Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 27, 2021.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Jersey, on this June 16, 2021.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony S. Marucci and Sam Martin, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci	President, Chief Exe cutive Officer and Director	June 16, 2021
Anthony S. Marucci	(Principal Executive Officer)

/s/ Sam Martin	Senior Vice President, Chief Financial Officer and
Sam Martin	Treasurer (Principal Financial and Accounting Officer)

/s/ Karen L. Shoos		June 16, 2021
Karen L. Shoos	Director, Chair of the Board of Directors

/s/ Keith L. Brownlie		June 16, 2021
Keith L. Brownlie	Director

/s/ Herbert J. Conrad		June 16, 2021
Herbert J. Conrad	Director

/s/ James J. Marino		June 16, 2021
James J. Marino	Director

/s/ Harry H. Penner, Jr.		June 16, 2021
Harry H. Penner, Jr.	Director